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                                                                      Exhibit 21


                               CABLE SUBSIDIARIES
                               ------------------

                    Tele-Vue Systems, Inc.
                    Broadview Television Company
                    Cable TV of Marin, Inc.
                    Cable TV Puget Sound, Inc.
                    Channel 3 Everett Inc.
                    Clear View Cable Systems, Inc.
                    Community Telecable of Bellevue, Inc.
                    Community Telecable of Seattle, Inc.
                    Com-Cable Tv, Inc.
                    Contra Costa Cable Co.
                    Crockett Cable System Inc.
                    Everett Cablevision, Inc.
                    Far West Communications, Inc.
                    H-C-G Cablevision, Inc.
                    Marin Cable Television, Inc.
                    Television Signal Corporation
                    Viacom Bay Interconnect Inc.
                    Viacom Cablevision Inc.
                    Viacom Cablevision of Dayton Inc.
                    Viacom Cablevision of Northern California Inc. Viacom Telecom Inc.
                    Vista Television Cable, Inc.
                    VSC Cable Inc.
                    United Community Antenna System, Inc.